Exhibit 99.2

DIALOGIC INC.

Consolidated Balance Sheets

(in thousands)

	December 31, 2011
	As Originally Reported	Adjustments	Restated
ASSETS
Current assets:
Cash and cash equivalents	$10,353		$10,353
Restricted cash	1,497		1,497
Accounts receivable (net of allowances of $3,622 and $3,721)	49,956		49,956
Inventories	20,127		20,127
Prepaid expenses	3,580		3,580
Other current assets	3,081		3,081

Total current assets	88,594	—	88,594
Property and equipment, net	7,947		7,947
Intangible assets, net	33,267		33,267
Goodwill	31,223		31,223
Deferred debt issuance costs, net	286		286
Deferred tax assets	550		550
Other assets	1,475		1,475

Total assets	$163,342	$—	$163,342

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Bank indebtedness	$12,509		$12,509
Accounts payable	21,569		21,569
Accrued liabilities	23,417		23,417
Deferred revenue	14,872		14,872
Income taxes payable	1,665		1,665
	89,875	(89,875)	—
Interest payable, related parties	3,452		3,452

Total current liabilities	167,359	(89,875)	77,484
Long-term debt, related parties	4,800	89,875	94,675
Accrued restructuring	2,471		2,471
Income taxes payable	2,338		2,338
Deferred revenue	1,810		1,810

Total liabilities	178,778	—	178,778
Commitments and contingencies
Stockholders’ equity (deficit):
Undesignated preferred stock, $0.001 par value. 10,000,000 shares authorized; no shares issued and outstanding	—		—
Common shares, $0.001 par value. 200,000,000 shares authorized; 31,476,152 and 31,163,054 issued and outstanding in 2011 and 2010, respectively	31		31
Additional paid-in capital	222,062		222,062
Accumulated other comprehensive loss	(22,206)		(22,206)
Accumulated deficit	(215,323)		(215,323)

Total stockholders’ (deficit) equity	(15,436)	—	(15,436)

Total liabilities and stockholders’ (deficit) equity	$163,342	$—	$163,342

DIALOGIC INC.

Consolidated Statements of Operations

(in thousands, except per share data)

	Twelve Months Ended December 31, 2011
	As Originally Reported	Adjustments	Restated
Revenue
Products	$157,088		$157,088
Services	40,996		40,996

Total revenue	198,084	—	198,084
Cost of revenue
Products	59,490	1,500	60,990
Services	21,422		21,422

Total cost of revenue	80,912	1,500	82,412

Gross profit	117,172	(1,500)	115,672

Operating expenses:
Research and development	54,562		54,562
Sales and marketing	54,293		54,293
General and administrative	35,921		35,921
Acquisition costs	—		—
Restructuring charges	7,214		7,214

Total operating expenses	151,990	—	151,990

Loss from operations	(34,818)	(1,500)	(36,318)

Other income (expense):
Interest and other income (expense), net	(1,427)	1,500	73
Interest expense	(18,016)		(18,016)
Foreign exchange losses, net	(266)		(266)

Total other expense	(19,709)	1,500	(18,209)

Loss before income taxes	(54,527)	—	(54,527)
Income tax provision (benefit)	282		282

Net loss	(54,809)	—	(54,809)
Change in redemption value of preferred shares	—	—	—

Net loss attributable to common shareholders	$(54,809)	$—	$(54,809)

Net loss attributable to common shareholders per share - basic and diluted	$(1.75)		$(1.75)

Weighted average shares outstanding used in computing net loss allocable to common shareholders per share - basic and diluted	31,323		31,323

DIALOGIC INC.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months ended December 31, 2011
	As Originally Reported	Adjustments	Restated
Revenue
Products	$38,660		$38,660
Services	11,352		11,352

Total revenue	50,012	—	50,012
Cost of revenue
Products	14,253	1,500	15,753
Services	5,207		5,207

Total cost of revenue	19,460	1,500	20,960

Gross profit	30,552	(1,500)	29,052

Operating expenses:
Research and development	12,300		12,300
Sales and marketing	12,464		12,464
General and administrative	8,369		8,369
Acquisition costs	—		—
Restructuring charges	793		793

Total operating expenses	33,926	—	33,926

Loss from operations	(3,374)	(1,500)	(4,874)

Other income (expense):
Interest and other income (expense), net	(1,424)	1,500	76
Interest expense	(4,789)		(4,789)
Foreign exchange gains (losses), net	118		118

Total other expense	(6,095)	1,500	(4,595)

Loss before income taxes	(9,469)	—	(9,469)
Income tax provision (benefit)	(306)		(306)

Net loss	(9,163)	—	(9,163)
Change in redemption value of preferred shares	—	—	—

Net loss attributable to common shareholders	$(9,163)	$—	$(9,163)

Net loss attributable to common shareholders per share - basic and diluted	$(0.29)		$(0.29)

Weighted average shares outstanding used in computing net loss allocable to common shareholders per share - basic and diluted	31,444		31,444